Spire Global Announces Third Quarter 2024 Results and Completion of Restatement

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Third quarter 2024 revenue reached $28.6 million, reflecting 29% year-over-year growth
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Achieved positive cash flow from operations of $14.0 million and positive free cash flow1 of $5.1 million in third quarter 2024
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Awarded $40.0 million of annual contract value in third quarter 2024, reflecting the largest value of bookings the Company has received in a quarter.

VIENNA, VA, March 3, 2025 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a leading provider of space-based data, analytics and space services, announced results for its quarter ended September 30, 2024, and the filing of its restated financial statements for prior periods. The Company will hold a webcast at 8:30 am ET tomorrow to discuss the results.

"Today marks an inflection point in our journey as a company. We have filed restated financial statements, completing the review of our accounting practices as previously disclosed, and have filed our second and third quarter 2024 Form 10-Qs," said Theresa Condor, Spire CEO. "We are now entering a new chapter with a focus on reliable execution and operational efficiency."

“As I look back on the third quarter, I’m proud of the milestones we reached, despite unexpected complexities we had to navigate," said Peter Platzer, Spire Executive Chairman. "We achieved long-forecasted objectives and set a new quarterly booking record."

“Over the last three years, we have converted demand into an improving top and bottom line as we drive towards profitability,” said Leo Basola, Spire CFO. “With the restatement now complete, Spire is refocusing on the future and opportunities ahead.”

Third Quarter 2024 Highlights

Financial:

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Third quarter 2024 revenue was $28.6 million, representing 29% year-over-year growth. This growth was primarily driven by increased annual recurring revenue with our existing customers and growth in revenue recognized for both Space Services Contracts and R&D Services Contracts. For the nine months ended September 30, 2024, revenue was $88.8 million, reflecting 21% year-over-year growth. This growth was primarily due to increased annual recurring revenue with our existing customers and growth in revenue recognized for both Space Services Contracts and R&D Services Contracts.
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Third quarter 2024 U.S. generally accepted accounting principles (“GAAP”) operating loss was $13.7 million and non-GAAP1 operating loss was $6.1 million. This was an 18%

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

year-over-year improvement on a GAAP basis and a 49% year-over-year improvement on a non-GAAP basis. For the nine months ended September 30, 2024, GAAP operating loss was $38.1 million and non-GAAP1 operating loss was $19.2 million. This was an 17% year-over-year improvement on a GAAP basis and a 39% year-over-year improvement on a non-GAAP basis.
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Third quarter 2024 net loss was $12.5 million and adjusted EBITDA1 was negative $3.1 million, reflecting a 47% year-over-year improvement to net loss and a 66% year-over-year improvement to adjusted EBITDA. For the nine months ended September 30, 2024, net loss was $54.6 million and adjusted EBITDA1 was negative $5.5 million, reflecting a 10% year-over-year improvement to net loss and a 75% year-over-year improvement to adjusted EBITDA.
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Third quarter 2024 cash flow from operations was positive $14.0 million and free cash flow1 was positive $5.1 million. For the nine months ended September 30, 2024, Spire has generated positive $700 thousand of cash flow from operations.

Business:

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Spire was awarded $6.7 million by the National Aeronautics and Space Administration (“NASA”). Under NASA’s Commercial Smallsat Data Acquisition Program, Spire has agreed to deliver its comprehensive suite of Earth observation data with the objective of enhancing global weather forecasting, atmospheric profiling, and climate research.
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Spire was awarded $3.8 million from the National Oceanic and Atmospheric Administration (“NOAA”) to provide radio occultation (“RO”) data for a one-year period. Spire's near-real-time RO data consists of vertical profiles of atmospheric measurements, including pressure, humidity and temperature, that can reach all points of the globe. The data will be used for NOAA’s operational weather forecasts, space weather models and climate research, among other applications.
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During the third quarter of 2024, Spire successfully launched seven satellites on the SpaceX Transporter-11 mission. This marked Spire’s third launch of 2024 and the 41st in the company's history, bringing the total number of Spire satellites launched to 186. These newly launched LEMUR satellites, ranging from 3U- to 16U-sized satellite buses, are designed for a wide range of applications that include data to improve weather forecasting, global soil moisture analysis and maritime ship tracking. The satellites will also serve missions for Space Services customers.

Preliminary Full Year 2024 Financial Results

Spire is providing the following range of preliminary results for the full year ended December 31, 2024:

These financial results are preliminary, unaudited and represent the most recent current information available to Spire’s management. Spire’s actual results may differ from these estimated financial results, including due to the completion of year-end financial reporting processes and audit. The Company expects to issue full financial results for the fourth quarter and full year 2024 later this month.

Non-GAAP operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the tables included in this press release for the three and nine months ended September 30, 2023 and 2024, as well as the preliminary results for such measures for the full year 2024.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss/income, non-GAAP operating margin, EBITDA, Adjusted EBITDA, non-GAAP net loss/income, and non-GAAP net loss/income per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on decommissioned satellites. Spire excludes loss on decommissioned satellites because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earnout liabilities. Spire excludes these items as they do not reflect the underlying cash flows or operational results of the business.

Issuance of stock warrants. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Other (expense) income, net. Spire excludes other (expense) income, net because it includes unusual items that do not reflect the underlying operational results of its business. Examples of such expenses include prepayment penalties on outstanding debt and vendor dispute legal settlements.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this amortization expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired businesses is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Other acquisition accounting amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired companies is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Mergers and acquisition related expenses. Spire excludes these expenses as they are transaction costs and expenses associated with the transaction that are generally infrequent in nature and not reflective of the underlying operational results of Spire’s business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Loss on extinguishment of debt. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Foreign exchange gain/loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other unusual and infrequent costs. Spire excludes these as they are unusual items that do not reflect the ongoing operational results of its business. Examples of these types of expenses include accounting, legal and other professional fees associated with the financial restatement, the proposed sale of its maritime business to Kpler Holding SA, and customer contract enforcement.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash provided by/used in operating activities less purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for any loss on decommissioned satellites, launch failure and decommissioning, change in fair value of warrant liabilities, change in fair value of contingent earnout liability, issuances of stock warrants, other (expense) income, net, stock-based compensation, foreign exchange gain/loss, other acquisition accounting amortization, mergers and acquisition related expenses, and other unusual costs. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends and an enhanced overall understanding of its financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income/loss as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Conference Call

Spire will webcast a conference call to discuss the results at 8:30 a.m. Eastern Time tomorrow. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for six months.

Safe Harbor Statement

This press release contains forward-looking statements, including information about management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K/A for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Nine Months Ended September 30,	
	2024	2023
	(Unaudited)	(Unaudited)
Cash flows from operating activities		
Net loss	$ (54,576)	$ (60,364)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	16,351	11,642
Stock-based compensation	13,382	9,516
Amortization of operating lease right-of-use assets	4,104	2,185
Amortization of debt issuance costs	2,901	1,595
Change in fair value of warrant liabilities	1,109	(984)
Change in fair value of contingent earnout liability	717	(217)
Issuance of stock warrants	2,399	—
Loss on decommissioned satellites and impairment of assets	1,474	630
Other, net	(232)	(578)
Changes in operating assets and liabilities:		
Accounts receivable, net	741	(4,834)
Contract assets	812	(345)
Other current assets	8,660	(7,396)
Other long-term assets	1,544	1,261
Accounts payable	1,478	(767)
Accrued wages and benefits	675	1,249
Contract liabilities	452	10,991
Other accrued expenses	2,892	(1,125)
Operating lease liabilities	(4,134)	(1,945)
Net cash provided by (used in) operating activities	749	(39,486)
Cash flows from investing activities		
Purchases of short-term investments	(30,147)	(37,752)
Maturities of short-term investments	34,897	41,500
Purchase of property and equipment	(21,491)	(11,993)
Net cash used in investing activities	(16,741)	(8,245)
Cash flows from financing activities		
Proceeds from Securities Purchase Agreements, net	37,881	—
Proceeds from long-term debt	—	19,886
Proceeds from issuance of common stock under the Equity Distribution Agreement, net	—	7,866
Payments on long-term debt	(20,113)	—
Proceeds from exercise of stock options	269	—
Proceeds from employee stock purchase plan	370	422
Net cash provided by financing activities	18,407	28,174
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(2,486)	2,343
Net decrease in cash, cash equivalents and restricted cash	(71)	(17,214)
Cash, cash equivalents and restricted cash		
Beginning balance	29,641	47,569
Ending balance	$ 29,570	$ 30,355

GAAP to Non-GAAP Reconciliations

(In thousands, except for share and per share amounts)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross Margin (GAAP)	45%	43%	37%	43%
Adjustments:				
Exclude amortization of purchased intangibles	2%	4%	3%	4%
Exclude other acquisition accounting amortization	1%	1%	1%	1%
Gross Margin (Non-GAAP)	48%	48%	41%	48%
Operating Margin (GAAP)	-48%	-77%	-44%	-63%
Adjustments:				
Exclude stock-based compensation	17%	16%	15%	13%
Exclude other unusual and infrequent costs	5%	0%	2%	0%
Exclude merger and acquisition related expenses	0%	0%	0%	1%
Exclude amortization of purchased intangibles	3%	4%	3%	4%
Exclude other acquisition accounting amortization	1%	1%	1%	1%
Exclude loss on decommissioned satellites	1%	1%	1%	1%
Operating Margin (Non-GAAP)	-21%	-55%	-22%	-43%
Net loss (GAAP)	$ (12,473)	$ (23,337)	$ (54,576)	$ (60,364)
Adjustments:				
Exclude stock-based compensation	4,959	3,530	13,382	9,516
Exclude other unusual and infrequent costs	1,364	-	1,364	-
Exclude merger and acquisition related expenses	-	-	-	1,015
Exclude amortization of purchased intangibles	862	873	2,608	2,606
Exclude other acquisition accounting amortization	168	172	506	507
Exclude change in fair value of contingent earnout liability	(515)	(13)	717	(217)
Exclude change in fair value of warrant liabilities	(854)	119	1,109	(984)
Exclude issuance of stock warrants	-	-	2,399	-
Exclude foreign exchange	(4,872)	1,840	(2,573)	1,313
Exclude other expense, net	530	387	1,541	1,828
Exclude loss on decommissioned satellites	246	156	953	628
Net loss (Non-GAAP)	$ (10,584)	$ (16,273)	$ (32,570)	$ (44,152)
Net loss per share (GAAP)	$ (0.50)	$ (1.12)	$ (2.30)	$ (3.16)
Adjustments:				
Exclude stock-based compensation	0.20	0.17	0.56	0.50
Exclude other unusual and infrequent costs	0.05	-	0.06	-
Exclude merger and acquisition related expenses	-	-	-	0.05
Exclude amortization of purchased intangibles	0.03	0.04	0.11	0.14
Exclude other acquisition accounting amortization	0.01	0.01	0.02	0.03
Exclude change in fair value of warrant liabilities and change in value of contingent earnout liability	(0.05)	0.01	0.08	(0.06)
Exclude issuance of stock warrants	-	-	0.10	-
Exclude foreign exchange	(0.20)	0.09	(0.11)	0.07
Exclude other expense, net	0.02	0.02	0.06	0.10
Exclude loss on decommissioned satellites	0.01	0.01	0.04	0.03
Net loss per share (Non-GAAP)	$ (0.43)	$ (0.77)	$ (1.38)	$ (2.30)
Weighted-average shares used in computing basic net loss per share	24,921,585	20,756,394	23,745,015	19,117,078
Weighted-average shares used in computing diluted net income per share	24,921,585	20,756,394	23,745,015	19,117,078

(In thousands, except for share and per share amounts)	Three Months Ended September 30, 2024 (Unaudited)	Three Months Ended September 30, 2023 (Unaudited)	Nine Months Ended September 30, 2024 (Unaudited)	Nine Months Ended September 30, 2023 (Unaudited)
Net loss (GAAP)	$ (12,473)	$ (23,337)	$ (54,576)	$ (60,364)
Depreciation and amortization	3,862	3,759	16,351	11,642
Interest, net	4,421	4,188	13,222	12,274
Taxes	44	(1)	102	436
EBITDA	(4,146)	(15,391)	(24,901)	(36,012)
Change in fair value of contingent earnout liability	(515)	(13)	717	(217)
Change in fair value of warrant liabilities	(854)	119	1,109	(984)
Issuance of stock warrants	-	-	2,399	-
Foreign exchange (gain) loss	(4,872)	1,840	(2,573)	1,313
Stock-based compensation	4,959	3,530	13,382	9,516
Exclude other unusual and infrequent costs	1,364	-	1,364	-
Mergers and acquisition related expenses	-	-	-	1,015
Other acquisition accounting amortization	168	172	506	507
Loss on decommissioned satellites	246	156	953	628
Other expense, net	530	387	1,541	1,828
Adjusted EBITDA	$ (3,120)	$ (9,200)	$ (5,503)	$ (22,406)
Net cash used in operating activities	13,988	(10,812)	$ 749	$ (39,486)
Purchase of property and equipment	(8,906)	(5,340)	(21,491)	(12,677)
Free Cash Flow	$ 5,082	$ (16,152)	$ (20,742)	$ (52,163)

GAAP to Non-GAAP Reconciliations – Preliminary Full Year 2024 Results

(Unaudited)

(In thousands, except for share and per share amounts)	FY 2024 Ranges			
		Low		High
Revenue		108,000		110,000
		Low		**High**
Loss from operations (GAAP)	$	(73,400)	$	(71,400)
Adjustments:				
Exclude stock-based compensation		20,200		20,200
Exclude other unusual and infrequent costs		7,400		7,400
Exclude amortization of purchased intangibles		3,500		3,500
Exclude other acquisition accounting amortization		700		700
Exclude loss on decommissioned satellites		3,400		3,400
Loss from operations (Non-GAAP)	$	(38,200)	$	(36,200)
		Low		**High**
Net loss per share (GAAP)	$	(4.47)	$	(4.38)
Adjustments:				
Exclude stock-based compensation	$	0.82	$	0.81
Exclude other unusual and infrequent costs	$	0.31	$	0.31
Exclude amortization of purchased intangibles	$	0.15	$	0.15
Exclude other acquisition accounting amortization	$	0.03	$	0.03
Exclude change in fair value of contingent earnout liability	$	0.05	$	0.05
Exclude change in fair value of warrant liabilities	$	0.32	$	0.32
Exclude foreign exchange (gain) loss	$	0.18	$	0.18
Exclude other expense, net	$	0.08	$	0.08
Exclude loss on decommissioned satellites	$	0.14	$	0.14
Net loss per share (Non-GAAP)	$	(2.39)	$	(2.31)
Weighted-average shares used in computing basic and diluted net loss per share		24,000,000		24,000,000
		Low		**High**
Net loss (GAAP)	$	(107,200)	$	(105,200)
Depreciation and amortization		20,800		20,800
Interest, net		18,600		18,600
Taxes		100		100
EBITDA	$	(67,700)	$	(65,700)
Change in fair value of contingent earnout liability	$	1,200	$	1,200
Change in fair value of warrant liabilities		7,700		7,700
Foreign exchange (gain) loss		4,300		4,300
Other expense, net		1,900		1,900
Stock-based compensation		20,200		20,200
Exclude other unusual and infrequent costs		7,400		7,400
Other acquisition accounting amortization		700		700
Loss on decommissioned satellites		3,400		3,400
Adjusted EBITDA	$	(20,900)	$	(18,900)

Contacts

For Media:

Kristina Spychalski

Head of Communications

Kristina.Spychalski@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com